UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Fieldstone Investment Corporation
(Name of Registrant as Specified In Its Charter)

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11000 Broken Land Parkway
Columbia, Maryland 21044
Tel:  410-772-7200
Fax: 410-772-7299

April 24, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Fieldstone Investment Corporation to be held at the Hilton Columbia, 5485 Twin Knolls Road, Columbia, Maryland 21045, on Thursday, June 1, 2006, at 8:30 a.m., Eastern Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote, regardless of the number of shares you own, is important. To vote, please sign and date the enclosed proxy card, which is being solicited on behalf of the Board of Directors, and return it promptly in the enclosed envelope.

Thank you for your ongoing support of and continued interest in Fieldstone.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Sonnenfeld
President and Chief Executive Officer

11000 Broken Land Parkway
Columbia, Maryland 21044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 1, 2006

The Annual Meeting of Stockholders of Fieldstone Investment Corporation (“Fieldstone”) will be held at the Hilton Columbia, 5485 Twin Knolls Road, Columbia, Maryland 21045, on Thursday, June 1, 2006, at 8:30 a.m., Eastern Time. At the Annual Meeting, stockholders will act on the following matters:

1.                To elect seven (7) members to Fieldstone’s Board of Directors to serve for one-year terms expiring in 2007 or until their successors have been duly elected and qualified;

2.                To consider the ratification of the appointment of Deloitte & Touche LLP as Fieldstone’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof is March 31, 2006. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Fieldstone’s principal executive offices.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card as an alternative to voting in person at the Annual Meeting. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors,

Cynthia L. Harkness
Senior Vice President, General Counsel
and Corporate Secretary

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (no postage need be affixed if mailed in the United States).

QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2006 Annual Meeting of Stockholders, to be held on Thursday, June 1, 2006, at 8:30 a.m., Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made on behalf of our Board of Directors. “We,” “our,” “us,” “Fieldstone” and the “Company” refer to Fieldstone Investment Corporation and its subsidiaries and affiliates. This Proxy Statement, the enclosed form of proxy and the 2005 Annual Report to Stockholders are being mailed to stockholders beginning on or about May 4, 2006.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 31, 2006, the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on that date at the Annual Meeting. Our common stock constitutes the only class of securities entitled to vote at the Annual Meeting.

What are the voting rights of stockholders?

Each share of common stock entitles the holder to cast one vote on each matter on which a vote may be taken.

What will constitute a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on March 31, 2006 will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting and any adjournment thereof. We will include abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares), if any, in the calculation of the number of shares considered to be present at the Annual Meeting.

At the close of business on March 31, 2006, there were 48,536,485 shares of our common stock outstanding.

How do I vote?

You may vote either by filling out and returning the accompanying proxy card or by filling out a written ballot at the Annual Meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us (and not revoked as set forth below), it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the election of the nominees for our Board of Directors named herein, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and as recommended by our Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by filing with our Corporate Secretary, at our corporate headquarters’ address, a notice of revocation or a duly executed proxy bearing a later-date. Additionally, the powers of the proxy holders will be suspended regarding any person who executed a proxy but then attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

11000 Broken Land Parkway
Columbia, Maryland 21044

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being provided in connection with the solicitation of proxies by the Board of Directors of Fieldstone Investment Corporation, a Maryland corporation, for the Annual Meeting of Stockholders to be held at the Hilton Columbia, 5485 Twin Knolls Road, Columbia, Maryland 21045, on Thursday, June 1, 2006, at 8:30 a.m. Eastern Time, and at any adjournments or postponements of the Annual Meeting. We will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. These proxy materials were first mailed on or about May 4, 2006 to all stockholders entitled to vote at the Annual Meeting. A copy of our Annual Report to Stockholders for the 2005 fiscal year, including financial statements, is being mailed simultaneously with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

PURPOSE OF ANNUAL MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

Fieldstone’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as Fieldstone’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal No. 2).

VOTING RIGHTS AND VOTE REQUIRED

Only stockholders of record of Fieldstone common stock as of the close of business on March 31, 2006, the record date, will be entitled to vote at the Annual Meeting. Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. As of the close of business on the record date, there were 48,536,485 shares of common stock outstanding and entitled to vote. The presence, in person or by proxy, of stockholders of a majority of the issued and outstanding common stock on the record date constitutes a quorum for the transaction of business at the Annual Meeting.

Shares of common stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the director nominees named in this Proxy Statement and FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions, “withhold authority” and broker non-votes are counted as shares represented at the Annual Meeting and entitled to vote for purposes of determining a quorum. Once a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is necessary for the election of a director. For purposes of the election of directors, abstentions, “withhold authority” and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of a majority of all the shares voting on the matter at the Annual Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. For purposes of the ratification of our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

REVOCABILITY OF PROXY

Giving the enclosed proxy does not preclude your right to vote in person at the Annual Meeting if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Corporate Secretary in writing, at the address of our corporate headquarters, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, each with a term expiring at the 2006 Annual Meeting of Stockholders. Each of the nominees is currently a director of the Company, and each of the nominees has informed the Board that he or she is seeking re-election. The nominees for director at the Annual Meeting will be elected to serve one-year terms until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation or retirement. The Board of Directors has affirmatively determined that, with the exception of Michael J. Sonnenfeld, all of its members are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). At each meeting of the Board of Directors, time is set aside for the independent directors to meet without management present. Thomas D. Eckert, our Chairman of the Board, presides at these sessions.

Director Nominees for Election to Terms Expiring in 2007

Thomas D. Eckert, 58, has been a director since November 2003. Mr. Eckert serves as Chairman of the Board and as a member of the Compensation Committee and the Governance and Nominating Committee. Mr. Eckert is the President and Chief Executive Officer of Capital Automotive Real Estate Services, Inc., a private real estate investment company, a position he has held since January 2006. From October 1997 until December 2005, Mr. Eckert was the President and Chief Executive Officer of Capital Automotive REIT, a specialty finance company focused solely on automotive retail real estate, and was a member of its Board of Trustees. Mr. Eckert was one of the founders of Capital Automotive in October 1997. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, one of the largest homebuilding firms in the United States, serving most recently as President of Pulte’s Mid-Atlantic Region. Prior to Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen LLP. Mr. Eckert is a former director of PHM Mortgage Company, Celotex Corporation and the National Association of Real Estate Investment Trusts (NAREIT). He is the Chairman of the Board of the Munder Funds, a $7 billion mutual fund group. Mr. Eckert is a graduate of the University of Michigan.

David S. Engelman, 68, has been a director since November 2003. Mr. Engelman serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Engelman is a director of Fleetwood Enterprises, Inc., a manufacturer of recreational vehicles and manufactured housing, and from February 2002 to August 2002, he served as its Chief Executive Officer and President on an interim basis. Mr. Engelman has been a private investor for approximately the past six years. Mr. Engelman is also a director of MGIC Investment Corporation and Mortgage Guaranty Insurance Corporation. From 1991 to 1997, Mr. Engelman was Chairman, Chief Executive Officer and President of UnionFed Financial Corporation and its subsidiary Union Federal Bank. Mr. Engelman is a graduate of the University of Arizona.

Celia V. Martin, 47, has been a director since November 2003. Ms. Martin serves as a member of the Audit Committee. Ms. Martin was one of the founders of Friedman, Billings, Ramsey & Co., Inc. (“FBR”), an investment banking and institutional brokerage firm, in 1989. From 1989 to June 2003, Ms. Martin was Executive Vice President of FBR, with responsibility for sales, and from time to time research and banking during that period. Currently, Ms. Martin serves as an unpaid advisor to FBR with respect to FBR’s philanthropic activities. From 1987 to 1989, Ms. Martin worked as a research analyst and institutional salesperson at Johnston, Lemon & Co. (MCS Associates in 1987, Trident Financial from 1985-1987). From 1981 to 1983, Ms. Martin worked at Riggs National Bank, first in Trust Operations, and later in fixed income management in the Trust and Investment department. Ms. Martin received her M.B.A. in Finance from The Darden School at the University of Virginia, as well as a B.A. in International Relations from James Madison College at Michigan State University.

Jonathan E. Michael, 52, has been a director since November 2003. Mr. Michael serves as Chair of the Audit Committee. Mr. Michael has served as the President and Chief Executive Officer of RLI Corp., a specialty insurance company, since 2001. Having joined RLI in 1982, Mr. Michael has held various positions during his tenure at RLI, including Controller, Vice President, Finance/CFO and Executive Vice President. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand. He currently serves on the Board of Directors of RLI Corp. and Maui Jim, Inc. Mr. Michael is a Certified Public Accountant and a graduate of Ohio Dominican College in Columbus, Ohio.

David A. Schoenholz, 54, has been a director since August 2004. Mr. Schoenholz serves as a member of the Audit Committee. Mr. Schoenholz retired from Household International, Inc., a consumer lender and an indirect wholly owned subsidiary of HSBC Holdings, plc, a banking company, in April 2004. From September 2003 to April 2004, he served as a Group General Manager of HSBC Holdings. From July 2002 to April 2004, he served as President and Chief Operating Officer of Household. From January 2002 to July 2002, he served as Household’s Vice Chairman—Chief Financial Officer, having previously served as Group Executive—Chief Financial Officer since January 2000, Executive Vice President—Chief Financial Officer since 1996, Senior Vice President—Chief Financial Officer since 1994, and Vice President—Chief Accounting Officer since 1993. He joined Household in 1985 as Director—Internal Audit. Prior to Household, Mr. Schoenholz served as Vice President—Controller of The Commodore Corporation and as audit manager at Arthur Andersen & Co. Mr. Schoenholz received his M.B.A. from Harvard Business School and his A.B. from Duke University.

Jeffrey R. Springer, 61, has been a director since November 2003. Mr. Springer serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee. In 1997, Mr. Springer retired from Citizens Bancorp/Citizens Bank, a $4 billion bank holding company that merged with Crestar Financial in 1997. While there, he served as its President from 1987 to 1997. Mr. Springer served as Executive Vice President of Maryland National Bank from 1980 to 1985 and as Senior Vice President from 1974 to 1980. Mr. Springer received his M.B.A. from American University in Washington, D.C. and a B.A. in Economics from Upsala College in New Jersey.

Michael J. Sonnenfeld, 49, the founder of our company, has been our President and Chief Executive Officer and a director since November 2003. Since July 1995, he has served as President of Fieldstone Mortgage Company. From 1994 to 1995, Mr. Sonnenfeld served as Director of the Residential Mortgage Conduit for Nomura Securities International, Inc. Prior to joining Nomura, Mr. Sonnenfeld was the President of Saxon Mortgage Funding Corporation, a subprime and jumbo mortgage originator and conduit, the President of Saxon Mortgage Capital Corporation, an investor in warehouse lines funded through the issuance of commercial paper, and Executive Vice President of Resource Mortgage Investment Corporation, a public REIT with a portfolio of mortgages, mortgage securities and mortgage derivative securities. Mr. Sonnenfeld received his J.D. degree from the University of Michigan Law School and received his B.A. and M.A. from The Johns Hopkins University.

Corporate Governance

We maintain a corporate governance page on our website which includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics (the “Code of Conduct”) and charters for the committees of our Board of Directors. The corporate governance page can be found at www.fieldstoneinvestment.com, by clicking on “Corporate Governance.”  These documents are also available in print, free of charge, to anyone who requests them by writing to us at the following address: 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Secretary, or by emailing us at investors@fieldstoneinvestment.com.

Our policies and practices reflect corporate governance initiatives that are compliant with NASDAQ’s listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, including:

•       Our Board of Directors has adopted clear corporate governance policies;

•       A majority of our Board of Directors are independent of Fieldstone and its management;

•       All members of the key Board committees—the Audit Committee, the Governance and Nominating Committee and the Compensation Committee—are independent;

•       The independent members of the Board of Directors meet regularly without management present;

•       The charters of the Board committees clearly establish their respective roles and responsibilities;

•       We have adopted the Code of Conduct that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer, and complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act of 2002;

•       We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of complaints on accounting, internal accounting controls, or auditing matters; and

•       Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee.

Board Committees and Meetings

The Board of Directors has established the following committees: the Audit Committee, the Governance and Nominating Committee and the Compensation Committee. The Board of Directors held six meetings during 2005. Each of the directors attended at least 90% of the meetings of the Board of Directors and of the committees on which each served during 2005. We encourage, but do not require, members of our Board of Directors to attend the Annual Meeting of Stockholders.

Audit Committee

The authority and responsibility of the Audit Committee is set forth in detail in its Charter, which is posted on our website at www.fieldstoneinvestment.com and attached to this Proxy Statement as Appendix A. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities and in monitoring (i) the integrity of our financial statements and financial reporting process, (ii) the auditors’ qualifications and independence and (iii) the performance of our independent auditors and our internal audit function. The Audit Committee selects our independent registered public accounting firm and directly oversees its work, confirms the scope of audits to be performed by the auditors, reviews audit results and internal accounting and control procedures and policies, pre-approves all audit and permitted non-audit services to be performed for us by the independent registered public accounting firm, reviews and approves the fees paid to the independent registered public accounting firm, and reviews and recommends inclusion of our audited financial statements in our periodic reports that are filed with the Securities and Exchange Commission (the “SEC”). The Audit Committee has established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities.

Our Audit Committee is currently comprised of three directors: Jonathan E. Michael (Chair), Celia V. Martin and David A. Schoenholz. All of the members of the Audit Committee meet the independence requirements under NASDAQ’s listing standards and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended,  and the rules thereunder. The Board of Directors also has determined that Messrs. Michael and Schoenholz meet the SEC’s criteria for an audit committee financial expert. The Audit Committee met thirteen times during 2005.

Governance and Nominating Committee

The Governance and Nominating Committee (i) establishes standards of service for members of our Board of Directors and (ii) considers and makes recommendations regarding the size of our Board of Directors and committees of the Board of Directors, and the assignment of directors to committees, including the designation of committee chairs and (iii) assists the Board in monitoring the Company’s compliance with applicable laws and regulations. The Governance and Nominating Committee also is responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines, as well as overseeing the annual review of the Board of Directors’ performance.

The Governance and Nominating Committee considers potential director nominees brought to its attention by any of our directors or officers and will consider such nominees based on their background, skills, expertise, accessibility and availability to serve effectively on the Board. The Governance and Nominating Committee also will consider potential director nominees recommended in good faith by our stockholders. All director nominees submitted by stockholders will be evaluated in the same manner as all other director nominees. A stockholder wishing to recommend a nominee for election to the Board of Directors must give timely written notice of his or her nomination of a candidate to our Corporate Secretary, as described in this Proxy Statement in the following paragraphs and under the heading “Stockholder Proposals.”

As set forth in Article II, Section 3 of our bylaws, in order to be considered timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. The stockholder’s notice should provide (i) the name and address of the stockholder, as it appears on our stock transfer books, and the name and address of the beneficial owners (if any) of the stock registered in the stockholder’s name and the name and address of other stockholders known by the stockholder to be supporting such nominees; and (ii) the class and number of shares of our common stock which are beneficially owned by the stockholder and beneficial owners (if any) on the date of the stockholder’s notice and by any other stockholders known by the stockholder to be supporting the proposed nominee on the date of the stockholder’s notice. For each proposed nominee that the stockholder proposes to nominate for election as a director, the stockholder’s notice should provide (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class and number of shares of our common stock which are beneficially owned by the proposed nominee on the date of the stockholder’s notice; and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, or is otherwise required, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual or special meeting shall furnish to our Corporate Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, as described above. The Board of Directors may reject any nomination by a stockholder not timely made.

Our Governance and Nominating Committee is currently comprised of three directors: David S. Engelman (Chair), Thomas D. Eckert and Jeffrey R. Springer. All of the members of the Governance and Nominating Committee meet the independence requirements under NASDAQ’s listing standards. The Governance and Nominating Committee met four times during 2005.

Compensation Committee

The Compensation Committee establishes guidelines and standards for determining the compensation of our executive officers, reviews our executive compensation policies, evaluates the performance of our senior executives and recommends to our Board of Directors compensation for our directors and reviews and approves compensation for our executive officers, including our President and Chief Executive Officer. The Compensation Committee also administers our equity incentive plans, determines the terms of restricted common stock awards, stock options (including the number of shares underlying such options) and other equity compensation awards to be granted to our directors, executive officers and other employees pursuant to these plans, and reviews and approves any severance or similar termination payments proposed to be made to any of our current or former executive officers.

The Compensation Committee currently is comprised of three directors, Jeffrey R. Springer (Chair), Thomas D. Eckert and David S. Engelman. All of the members of the Compensation Committee meet the independence requirements under NASDAQ’s listing standards. The Compensation Committee met five times during 2005.

Director Compensation

We pay our non-employee directors the following fees:

Annual retainer	$40,000 ($50,000 per annum for the Chairman of the Board)
Annual retainer for committee chair	$5,000 ($10,000 per annum for the Audit Committee chair)
Fee for each board and committee meeting attended in person	$2,500 ($5,000 per meeting for the Chairman of the Board or the Chair of the Committee)
Fee for each board and committee meeting attended telephonically	$1,250 ($2,500 per meeting for the Chairman of the Board or the Chair of the Committee)

During fiscal 2005, the following non-employee directors received total cash compensation as set forth below (excluding reimbursement for travel and any dividends received upon restricted stock granted by the Company):

Thomas D. Eckert	$115,000
David S. Engelman	$100,000
Celia V. Martin	$83,750
Jonathan E. Michael	$122,500
David A. Schoenholz	$91,250
Jeffrey R. Springer	$108,750

We also reimburse our non-employee directors for their reasonable travel expenses incurred in connection with their attendance at board meetings and committee meetings and in connection with their participation in conferences and training related to their duties as directors.

In November 2003, in connection with the closing of our private offering, or upon joining the Board of Directors subsequent to the closing of our private offering, we issued options and restricted stock to our non-employee directors. These option and restricted stock grants were made under the Fieldstone Investment Corporation Equity Incentive Plan (the “Stock Plan”). Our Chairman, Mr. Eckert, received options to purchase 30,000 shares of our common stock at an exercise price of $15 per share, the price paid by the investors in the private offering, and Ms. Martin and each of Messrs. Engelman, Michael and Springer received options to purchase 15,000 shares of our common stock at the same exercise price. These options vest in four equal installments over a four-year period, beginning on December 31, 2004. Our Chairman, Mr. Eckert, received 20,000 shares of restricted stock, and each of the other non-employee directors at the time of the closing of the private offering received 10,000 shares of restricted stock. These shares of restricted stock vest in four equal installments over a four-year vesting period, subject to ratable forfeiture, beginning on December 31, 2004. Upon joining the Board of Directors on August 18, 2004, Mr. Schoenholz received (i) options to purchase 15,000 shares of our common stock at an exercise price of $15.25 per share, which was the fair market value of our common stock on the date of grant and (ii) 10,000 shares of restricted stock. Mr. Schoenholz’s options vest in four equal installments over a four-year period, beginning on June 30, 2005. Mr. Schoenholz’s shares of restricted stock vest in four equal installments over a four-year vesting period, subject to ratable forfeiture, beginning on June 30, 2005. There were no equity grants to non-employee directors in 2005.

In order to promote equity ownership and further align the interests of our Board of Directors with our stockholders, our Board of Directors has adopted ownership guidelines for our non-management directors. Under these guidelines, our non-management directors are expected to retain 60% of the net, after tax value of shares realized under equity-based compensation awards, until they achieve and continue to maintain a significant ownership position, which is set at five times their annual retainer.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors at the following address: 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Secretary, or by email to investors@fieldstoneinvestment.com, specifying whether the communication is directed to the entire Board of Directors, to a particular committee of the Board of Directors or to a particular director. Each communication should specify a contact person as well as the general topic of the communication. We initially will receive and process stockholder communications before forwarding them to the particular addressee. We generally will not forward to the directors a stockholder communication that we determine to be primarily commercial in nature or that relates to an improper or irrelevant topic, or that requests general information about the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the nominees named in this Proxy Statement as directors to hold office for the term of one year or until their successors are elected and qualified. Should a nominee become unable to serve for any reason before the Annual Meeting, our Board of Directors may designate a substitute nominee, in which event the persons designated as proxy holders on the enclosed proxy will vote for the election of the substitute nominee, or may reduce the number of members of our Board of Directors.

Once a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is necessary for the election of a director. Therefore, the seven individuals with the highest number of affirmative votes will be elected to the seven directorships. For purposes of the election of directors, abstentions, “withhold authority” and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(DELOITTE & TOUCHE LLP)

General

We are asking the stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Deloitte & Touche LLP audited our consolidated financial statements for the fiscal years ended December 31, 2005, 2004 and 2003, respectively. We engaged Deloitte & Touche LLP as our new independent registered public accounting firm as of October 14, 2005. During the two fiscal years ended December 31, 2004 and 2003, and through October 14, 2005, we did not consult Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

KPMG LLP was previously our principal independent registered public accounting firm. On October 13, 2005, we dismissed KPMG LLP as our independent accountants. Our Audit Committee participated in and approved the decision to change independent accountants. The reports of KPMG LLP on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG LLP’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that “as discussed in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2003.”  In connection with the audits of the two fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through October 13, 2005, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In connection with the audits by KPMG LLP of the two fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through October 13, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed to Fieldstone by Deloitte & Touche LLP for professional services rendered for the fiscal year ended December 31, 2005 and by KPMG LLP for the fiscal years ended December 31, 2005 and 2004:

Fee Category	Fiscal Year 2005(1)(2)	Fiscal Year 2004
Audit Fees	$1,889,699	$420,000
Audit-Related Fees	158,489	590,368
Tax Fees	142,548	433,570
All Other Fees	—	—
Total	$2,190,736	$1,443,938

(1)          The fees paid to Deloitte & Touche LLP during the 2005 fiscal year were as follows: Audit Fees $1,690,049, of which $934,000 related to the re-audits of 2004 and 2003; Audit-Related Fees $42,000; and Tax Fees $19,125.

(2)          The fees paid to KPMG LLP during the 2005 fiscal year were as follows: Audit Fees $199,650; Audit-Related Fees $116,489; and Tax Fees $123,423.

Audit Fees.   Consists of fees billed for professional services rendered for the audit of Fieldstone’s consolidated financial statements and review of the interim consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Fieldstone’s consolidated financial statements and are not reported under “Audit Fees.”  These services include professional services requested by Fieldstone in connection with offering memoranda and registration statements, securitization transactions, employee benefit plan audits and accounting consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, assistance with tax reporting requirements and audit compliance and tax advice on state tax matters.

Pre-Approval Policy

The Audit Committee has adopted written policies and procedures whereby it may pre-approve the provision of certain services to us by our independent registered public accounting firm. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, which will include the estimated fees for such services, in accordance with lists of such services adopted by the Audit Committee. The Chair of the Audit Committee is authorized to pre-approve audit and non-audit services for any additional projects arising during a quarter that have not previously been pre-approved by the Audit Committee. The Chair of the Audit Committee will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has determined that Deloitte & Touche LLP’s provision of non-audit services to us and our subsidiaries is compatible with the maintenance of Deloitte & Touche LLP’s independence.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote FOR this proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. If a quorum is present, the affirmative vote of the holders of a majority of all the shares voting on this matter in person or represented by proxy at the Annual Meeting with respect to the matter will be required to approve Proposal No. 2. For purposes of approving Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Board of Directors and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine that such a change would be in our and our stockholders’ best interests. In the event that the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another firm as our independent registered public accounting firm, but will not be required to appoint a different audit firm.

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2006 for (1) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (2) each of our directors and each of the “Named Executive Officers,” as that term is defined in the “Summary Compensation Table” included in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the person or entity identified as the beneficial owner has sole voting and investment power. The number of shares reported as “beneficially owned”, as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, by a person represents the number of shares of common stock that the person holds (including shares of common stock that may be issued upon exercise of options issued under our Stock Plan that are exercisable or issuable within 60 days of March 31, 2006).

	Shares Beneficially Owned (2)
Beneficial Owner(1)	Number	Percent
Directors and Officers(3)
Thomas D. Eckert(4)	121,500	*
David S. Engelman(5)	31,343	*
Celia V. Martin(6)	51,000	*
Jonathan E. Michael(6)	38,500	*
David A. Schoenholz(7)	26,750	*
Jeffrey R. Springer(8)	29,500	*
Michael J. Sonnenfeld(9)	1,128,300	2.32%
Walter P. Buczynski(10)	71,879	*
John C. Camp, IV(11)	53,000	*
Cynthia L. Harkness(12)	10,000	*
John C. Kendall(12)	10,000	*
Executive officers and directors as a group (twelve persons)	1,697,827	3.48%
5% Beneficial Owners
Hotchkis and Wiley Capital Management, LLC(13)	3,684,360	7.59%
Friedman, Billings, Ramsey Group, Inc.(14)	3,599,495	7.42%
Franklin Mutual Advisers, LLC(15)	3,324,900	6.85%
Legg Mason Opportunity Trust(16)	2,667,000	5.49%

*                    Less than 1%.

(1)          Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power over such shares. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power over the security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

(2)          Calculated using 48,536,485 shares of common stock issued and outstanding as of March 31, 2006. Additionally, in accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, in calculating the percentage of each holder, we treated as outstanding the number of shares of common stock issuable upon exercise of the holder’s options to purchase common stock, if any, exercisable within 60 days of March 31, 2006.

(3)          The address of each of our directors and officers is c/o Fieldstone Investment Corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044.

(4)          Includes 10,000 shares of unvested restricted stock issued under our Stock Plan and 15,000 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006. Mr. Eckert holds 86,000 shares of our common stock jointly with his wife.

(5)          Includes 5,000 shares of unvested restricted stock issued under our Stock Plan, 7,500 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006 and 6,180 shares of common stock owned by the Engelman Family Trust dated 5/7/92, of which Mr. Engelman serves as a co-trustee and shares voting and dispositive power over the shares with his wife.

(6)          Includes 5,000 shares of unvested restricted stock issued under our Stock Plan and 7,500 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(7)          Includes 7,500 shares of unvested restricted stock issued under our Stock Plan and 3,750 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(8)          Includes 5,000 shares of unvested restricted stock issued under our Stock Plan and 7,500 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006. Mr. Springer holds 7,000 shares of our common stock jointly with his wife.

(9)          Includes 50,000 shares of unvested restricted stock issued under our Stock Plan and 135,600 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(10)   Includes 20,000  shares of unvested restricted stock issued under our Stock Plan and 20,000 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(11)   Includes 10,000 shares of unvested restricted stock issued under our Stock Plan and 15,000 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(12)   Includes 2,500 shares of unvested restricted stock issued under our Stock Plan and 5,000 shares underlying options granted under our Stock Plan that are exercisable within 60 days of March 31, 2006.

(13)   The information concerning this stockholder is based solely on a Schedule 13G filed with the SEC on February 14, 2006, and reflects its beneficial ownership at December 31, 2005. Based on the Schedule 13G, Hotchkis and Wiley Capital Management, LLC, a registered investment adviser, has sole voting power for 2,742,860 shares and sole investment power over 3,684,360 shares. The stockholder’s address is 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017.

(14)   The information concerning this stockholder is based solely on a Schedule 13G/A filed with the SEC on February 14, 2006, and reflects its beneficial ownership at December 31, 2005. Based on the Schedule 13G/A, Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) has sole voting and investment power for 3,588,329 shares and shared voting and investment power for 11,166 shares. The address for FBR Group is 1001 19th Street North, Arlington, VA 22209. We have entered into a voting agreement with FBR Group, pursuant to which FBR Group will vote all of the shares of common stock held by FBR Group in excess of 3% of the outstanding shares of our common stock in the same proportion that our other stockholders vote their shares of common stock with respect to any proposal submitted to the stockholders for a vote, whether at a meeting or by written consent. The voting agreement shall remain in place until FBR Group no longer owns any shares of common stock.

(15)   The information concerning this stockholder is based solely on a Schedule 13G/A filed with the SEC on February 7, 2006, and reflects its beneficial ownership at December 31, 2005. Based on the Schedule 13G/A, the shares are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. The advisory contracts grant to FMA all voting and investment power over the shares owned by the advisory clients. The address for the stockholder is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(16)   The information concerning this stockholder is based solely on a Schedule 13G filed with the SEC on February 14, 2006, and reflects its beneficial ownership at December 31, 2005. Based on the Schedule 13G, Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc., an investment company registered under the Investment Advisers Act of 1940 and managed by LMM LLC, has shared voting and investment power over the shares. The address for Legg Mason Opportunity Trust is 100 Light Street, Baltimore, MD 21202.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Fieldstone’s directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities with the SEC. As a practical matter, Fieldstone assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on our review of the copies of such forms and written representations from reporting persons, we believe that with respect to the fiscal year ended December 31, 2005 (i) Messrs. Sonnenfeld, Buczynski, Camp, Kendall and Uchino and Ms. Harkness each filed one late Form 4 reporting option grants that they each received on May 6, 2005 but were not reported until June 23, 2005 and (ii) all other Section 16(a) filing requirements of our directors and officers were met.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the shares of Fieldstone common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) (1)	(b)	(c)
Equity compensation plans approved by security holders	826,500	$14.86	1,304,060
Equity compensation plans not approved by security holders	—	—	—
Total	826,500	$14.86	1,304,060

(1)          The number of securities in this column does not include 467,225 shares of restricted stock awards outstanding under our Stock Plan and 65,040 shares reserved for issuance under awards of performance shares under our Stock Plan.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued by us during the last three fiscal years to our President and Chief Executive Officer and our other four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
					Other Annual	Restricted	Securities		All Other
					Compensation	Stock	Underlying	LTIP	Compensation
Name and Principal Position	Year	Salary		Bonus(1)	(2)	Awards(3)	Options(4)	Payouts(5)	(6)(7)
Michael J. Sonnenfeld	2005	$408,333		$200,000	$3,000	—	30,000	$300,000	$19,132
Director, President and	2004	$375,000		$337,500	$18,000	—	—	—	$18,034
Chief Executive Officer	2003	$283,333		$600,000	$18,000	$1,500,000	200,000	—	$5,866,580 (8)
Walter P. Buczynski	2005	$312,500		$207,190	$12,000	—	8,000	$210,000	$5,225
Executive Vice President—	2004	$300,000		$270,000	$12,000	—	—	—	$4,782
Secondary	2003	$231,250		$250,000	$12,000	$600,000	40,000	—	$753,985
John C. Kendall	2005	$260,417		$173,840	$1,800	—	8,000	—	$11,937
Senior Vice President—	2004	$187,500	(9)	$237,500	$27,450	$96,250	10,000	—	$1,529
Investment Portfolio	2003	—		—	—	—	—	—	—
John C. Camp, IV	2005	$208,333		$124,162	—	—	8,000	$120,000	$16,781
Senior Vice President—	2004	$200,000		$200,000	—	—	—	—	$15,992
Chief Information Officer	2003	$154,167		$150,000	—	$300,000	30,000	—	$511,099
Cynthia L. Harkness	2005	$208,333		$160,089	—	—	5,400	—	$13,785
Senior Vice President—	2004	$166,667	(10)	$190,000	—	$96,250	10,000	—	$5,469
General Counsel and Secretary	2003	—		—	—	—	—	—	—

(1)             Bonus amounts earned by the Named Executive Officers for performance in the fiscal year 2005 were paid on March 15, 2006. Bonus amounts earned for 2004 were paid on February 28, 2005. Bonus amounts shown for 2003 include amounts awarded in 2003 relative to our performance in 2003, but paid in January 2004.

(2)             Other annual compensation for the fiscal years ended December 31, 2005, 2004 and 2003 includes the value of an automobile allowance for Mr. Sonnenfeld of $3,000, $18,000 and $18,000, respectively. Mr. Buczynski received an annual automobile allowance of $12,000 per year for the years indicated. Mr. Kendall received $1,800 for the fiscal year ended December 31, 2005 for a phone allowance and for the fiscal year ended December 31, 2004 received $26,100 paid to or on behalf of Mr. Kendall for relocation expenses and $1,350 for a phone allowance.

(3)             This column shows the market value of restricted stock awards on date of grant. No restricted stock was awarded to any of the Named Executive Officers in 2004 and 2005, except for Ms. Harkness and Mr. Kendall, who joined the Company in March and April 2004, respectively, and were awarded restricted stock on February 25, 2004. The number and value of all unvested shares of restricted stock held on December 31, 2005 by the individuals listed in this table are: Mr. Sonnenfeld, 50,000 shares/$593,000; Mr. Buczynski, 20,000 shares/$237,200; Ms. Harkness, 2,500 shares/$29,650; Mr. Kendall, 2,500 shares/$29,650; and Mr. Camp, 10,000 shares/$118,600, based on the closing price per share of our common stock as reported on The NASDAQ National Market on December 30, 2005, which was $11.86. The restricted stock vests ratably over a four-year period. Dividends will be paid on the restricted stock if and when dividends are paid on our common stock.

(4)             The options granted to the Named Executive Officers in 2005 contained dividend equivalent rights. The dividend equivalent rights accrue as phantom stock until the underlying option vests at which time the dividend equivalents are paid in cash. As of January 18, 2006, the payment date for the December 30, 2005 dividend, the Named Executive Officers had accrued the following dividend equivalents: Mr. Sonnenfeld, 3,986; Mr. Buczynski, 1,062; Mr. Kendall, 1,062; Mr. Camp, 1,062 and Ms. Harkness, 376.

(5)             The cash payments to Messrs. Sonnenfeld, Buczynski and Camp were made in July 2005 under the Senior Manager Incentive and Retention Bonus Plan. See “Compensation Committee Report on Executive Compensation.”

(6)             The amounts shown in this column include the matching Company contributions to the 401(k) Plan, if applicable, and term life and disability insurance premiums, if applicable, paid by the Company for the benefit of the officer. For 2005, the amounts were as follows: Mr. Sonnenfeld: 401(k) matching contribution-$14,000, term life and disability insurance premium-$5,132; Mr. Buczynski: term life and disability insurance premium-$5,225; Mr. Kendall: 401(k) matching contribution-$8,531, term life and disability insurance premium-$3,406; Mr. Camp: 401(k) matching contribution-$14,000, term life and disability insurance premium-$2,781 and Ms. Harkness: 401(k) matching contribution-$10,925, term life and disability insurance premium-$2,860. For 2004, the amounts were as follows, Mr. Sonnenfeld: 401(k) matching contribution-$13,000, term life and disability insurance premium-$5,034; Mr. Buczynski: term life and disability insurance premium-$4,782; Mr. Kendall: term life and disability insurance premium-$1,529; Mr. Camp: 401(k) matching contribution-$13,000, term life and disability insurance premium-$2,992; and Ms. Harkness: 401(k) matching contribution-$4,000, term life and disability insurance premium-$1,469. For 2003 the amounts were as follows: Mr. Sonnenfeld: 401(k) matching contribution-$12,000, term life and disability insurance premium-$4,580; Mr. Buczynski: term life and disability insurance premium-$3,985; and Mr. Camp: 401(k) matching contribution-$8,250, term life and disability insurance premium-$2,849.

(7)             The amounts shown in this column for 2003 include the change of control bonuses determined by the board of directors of Fieldstone Holdings prior to the closing of the 144A Offering. The board of directors of Fieldstone Holdings consisted of Herbert L. Carrel and Michael J. Sonnenfeld. The board of directors determined that the aggregate amount payable to Messrs. Sonnenfeld and Buczynski, and the other senior officers eligible to participate in the change of control bonus pool established under the terms of the Senior Manager Incentive and Retention Plan, was $12.4 million. This aggregate amount was allocated among the eligible managers by the Compensation Committee of Fieldstone Investment following the closing of the 144A Offering. Mr. Sonnenfeld’s change of control bonus is further described in note (8). The aggregate amount of all of the change of control bonuses, the payment to Mr. Sonnenfeld of his 2003 bonus and other payments were accrued prior to the closing of the 144A Offering.

(8)             Includes a change of control bonus of $2 million approved by the board of directors of Fieldstone Holdings, and an additional payment of $3.85 million prior to the closing of the 144A Offering relative to Mr. Sonnenfeld’s tax liabilities and as other consideration. As a stockholder of Fieldstone Holdings, Mr. Sonnenfeld incurred personal tax liability of $1.9 million in 2003 relative to the earnings of Fieldstone Holdings as an S corporation during 2003 and to the payment by Fieldstone Holdings of dividends during 2003 (as a result of the election by the Fieldstone Holdings’ stockholders to treat its 2003 dividends as a return of its retained C corporation earnings and profits rather than as a payment of its 2003 S corporation income). This additional payment resulted in an additional tax liability for Mr. Sonnenfeld of $1.6 million on the payment itself. As a result, Mr. Sonnenfeld received net additional compensation, after taxes, of approximately $319 thousand as a result of this $3.85 million additional payment.

(9)             Reflects base salary for the period from April 1, 2004 through December 31, 2004, the date Mr. Kendall joined the Company.

(10)       Reflects base salary for the period from March 1, 2004 through December 31, 2004, the date Ms. Harkness joined the Company. Effective February 2006, Ms. Harkness is no longer an executive officer as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

Option Grants

The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended December 31, 2005:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (1)	in Fiscal 2005	Per Share(2)	Date	5%	10%
Michael J. Sonnenfeld	30,000	22%	$12.70	3/31/2012	$152,848	$356,042
Walter P. Buczynski	8,000	6%	$12.70	3/31/2012	$40,759	$94,944
John C. Kendall	8,000	6%	$12.70	3/31/2012	$40,759	$94,944
John C. Camp, IV	8,000	6%	$12.70	3/31/2012	$40,759	$94,944
Cynthia L. Harkness	5,400	4%	$12.70	3/31/2012	$27,513	$64,088

(1)          The options granted to the Named Executive Officers in 2005 contained dividend equivalent rights. The dividend equivalent rights accrue as phantom stock until the underlying option vests at which time the dividend equivalents are paid in cash.

(2)          The options with dividend equivalent rights were granted at 100% of the fair market value on the date of the grant, which was May 6, 2005. The options vest in full on March 31, 2009.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable/ Unexercisable
Michael J. Sonnenfeld	—	—	135,600	80,000	0/0
Walter P. Buczynski	—	—	20,000	28,000	0/0
John C. Kendall	—	—	5,000	13,000	0/0
John C. Camp, IV	—	—	15,000	23,000	0/0
Cynthia L. Harkness	—	—	5,000	10,400	0/0

(1)          No Named Executive Officer exercised an option in 2005. In addition, based on an $11.86 closing price on December 30, 2005, no Named Executive Officers held any “in-the-money” options.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of Shares,		Estimated Future Payouts under
	Units, or Other	Performance Period	Non-Stock Price-Based Plans
Name	Rights (1)	Until Maturation or Payout	Threshold	Target	Maximum
Michael J. Sonnenfeld	18,000	April 1, 2005 – December 31, 2006	9,000	18,000	21,600
Walter P. Buczynski	4,000	April 1, 2005 – December 31, 2006	2,000	4,000	4,800
John C. Kendall	4,000	April 1, 2005 – December 31, 2006	2,000	4,000	4,800
John C. Camp, IV	4,000	April 1, 2005 – December 31, 2006	2,000	4,000	4,800
Cynthia L. Harkness	2,700	April 1, 2005 – December 31, 2006	1,350	2,700	3,240

(1)          The performance shares were awarded pursuant to the Stock Plan. The number of performance shares that may be earned by each of the Named Executive Officers will be based on Fieldstone’s return on equity, which is calculated using core net income and core book value, over the performance period. No performance shares will be earned if the threshold is not attained. The number of performance shares that may be earned for return on equity values between the threshold and target, and between the target and maximum, will be determined by interpolation. If earned, the performance shares will vest on the second anniversary of the end of the performance period. No dividends will be accrued or paid on the performance shares during the performance period. Following the performance period, and prior to the full vesting of the performance shares, dividends on earned performance shares will be accrued but not paid until the vesting of the shares. If (a) there is a material restatement of the Company’s financial results for any financial reporting period and such financial reporting period also was part of the performance period and (b) as a result of the restatement the return on equity values for the performance period changes, then the number of performance shares that may be earned shall be determined based on the return on equity values after giving effect to the restatement.

Employment Agreements

We entered into employment agreements with Messrs. Sonnenfeld, Buczynski and Camp on September 1, 2003. Each of these employment agreements has an initial term of three years ending December 31, 2006, and automatically renews for successive one-year terms, unless terminated earlier upon proper notice by either party. The employment agreements require each of them to devote their best efforts to our interests and business and prohibit them from disclosing information, competing with us and soliciting employees during employment and for a period of up to twenty-four (24) months after employment is terminated. The employment agreements provide that in the event of termination other than for cause or resignation for good reason, we will pay to that executive two years of extended severance and provide other specified benefits, including a tax gross-up for any excise tax related to any payments deemed to be excess parachute payments. The extended severance payments are made monthly over the extended severance period. In the event of a termination for cause or by the employee without good reason, the employee will not be entitled to the extended severance payment. However, the Company, at its discretion, may determine a post termination period ranging from zero months to 24 months at which time it may pay the extended severance and receive the benefit of the non-compete and non-solicitation benefits of the agreements. Under the Senior Manager Incentive and Retention Bonus Plan, these individuals may be entitled to a change of control bonus, which is awarded at the discretion of the Board of Directors and the Compensation Committee.

We have not entered into an employment agreement with Mr. Kendall. We provided Mr. Kendall an employment offer letter, dated March 10, 2004, which he acknowledged and accepted on March 15, 2004. This offer letter set forth the scope of responsibility, compensation, additional reimbursement, benefits and certain additional terms of his employment. In addition, on November 11, 2005, we entered into an extended severance benefit agreement with Mr. Kendall whereby he will be eligible for a single, “lump sum” severance payment in an amount equal to 24 months of his then current base salary if he is subject to a qualifying termination if a change in control in the Company occurs during his employment. We entered into an extended severance benefit agreement with Ms. Harkness whereby she will be eligible for a single, “lump sum” severance payment in an amount equal to twelve (12) months of her then current base salary if she is subject to a qualifying termination if a change in control in the Company occurs during her employment.

Summary Employment Agreement Table

	Annual Compensation in 2005		Potential Extended Severance	Potential Long-Term Incentive Bonus
Name and Title	Base Salary	Bonus (1)	Total Payment	2006 (2)
Michael J. Sonnenfeld	$415,000	$200,000	$2,104,000	$300,000
Director, President and Chief Executive Officer
Walter P. Buczynski	$315,000	$207,190	$861,600	$210,000
Executive Vice President—Secondary
John C. Kendall	$262,500	$173,840	$551,400	—
Senior Vice President—Investment Portfolio
John C. Camp, IV	$210,000	$124,162	$641,000	$120,000
Senior Vice President—Chief Information Officer
Cynthia L. Harkness	$210,000	$160,089	$218,400	—
Senior Vice President—General Counsel and Secretary

(1)          Bonus amounts shown were accrued in 2005 relative to our performance in 2005 and were paid in March 2006.

(2)          Potential Long-Term Incentive Bonus amounts shown were awarded in 2002 under the terms of our Senior Manager Incentive and Retention Bonus Plan, and are payable if the executive remains an employee through and including June 30, 2006 or until his retirement, if earlier. Messrs. Sonnenfeld, Buczynski and Camp received payments in 2005 under this plan in the amount of $300,000, $210,000 and $120,000, respectively. See also note (5) to the “Summary Compensation Table.”

Compensation Committee Report on Executive Compensation

The Compensation Committee is comprised entirely of independent directors under NASDAQ listing standards who are also non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. The Compensation Committee met five times during 2005.

Role of the Committee.   The Compensation Committee establishes guidelines and standards for determining the compensation of our executive officers, reviews our executive compensation policies, evaluates the performance of our executives and sets compensation for our executive officers, including our President and Chief Executive Officer, and recommends to our Board of Directors compensation for our directors. The Compensation Committee also administers and implements our equity incentive plans, determines the terms of, restricted common stock awards, stock options (including the number of shares underlying such options) and other equity compensation awards to be granted to our directors, executive officers and other employees pursuant to these plans, and reviews and approves any severance or similar termination payments proposed to be made to any of our current or former executive officers.

The Compensation Committee’s Charter, which is periodically reviewed and revised by the Compensation Committee, may be found on our website at www.fieldstoneinvestment.com, and sets forth the Compensation Committee’s responsibilities. To assist the Compensation Committee in carrying out those responsibilities, it regularly receives reports and recommendations from management and, as appropriate, consults with an outside compensation consultant, and its own legal, accounting or other advisors, all in accordance with the authority granted to the Compensation Committee in its charter.

Overview of Compensation Philosophy and Program.   The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, it is the view of the Compensation Committee that the compensation packages for executive officers should consist of three principal components: (i) annual base salary, (ii) annual incentive bonus, the amount of which is dependent on both the Company’s performance, which may include net income targets, and individual achievement of specific performance objectives during the prior fiscal year, and (iii) longer term incentive compensation currently delivered in the form of non-qualified stock options, dividend equivalent rights, and performance shares, which are designed to align executive officers’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives. The Company also may provide certain personal benefits to executive officers, including car and phone allowances and executive life, disability and accidental death and dismemberment insurance. There are no additional perquisites available to the executive officers.

Total Compensation and Company Comparisons.   In establishing total annual compensation for the President and Chief Executive Officer and the other executive officers, the Compensation Committee reviews each component of the executive’s compensation against comparable companies it has selected. In order to be competitive in attracting and retaining the highest quality executives, the Compensation Committee generally seeks to set total compensation for its executive officers within the range of total compensation of the comparable companies it has selected. However, the Compensation Committee has not established a specific range for similar positions at comparable companies.

Components of Executive Officer Compensation

Base Salary.   Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, level of pay, both of the executive in question and other executives in similar roles, and comparable companies’ pay levels.

Annual Incentive Bonus.   Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary. During fiscal 2005, our President and Chief Executive Officer, the other Named Executive Officers, and certain other senior vice presidents and vice presidents of the Company, a total of 19 officers, participated in the Company’s Executive Incentive Compensation Plan (“EICP”), which is part of our Equity Incentive Plan approved by our stockholders. The Compensation Committee sets the objective performance measure or measures, maximum bonus percentages and other terms and conditions of awards under the EICP. During fiscal 2005, maximum bonus amounts under the EICP were expressed as a percentage of base salary and were established according to the overall intended competitive position. For fiscal 2005, the maximum bonus for which a participating officer was eligible ranged from 20% to 200% of base salary, depending on the officer’s position, his or her achievement of objective performance measures and the Company’s performance.

During fiscal 2005, except for certain executives described below, executives participating in the EICP had a bonus based upon the level of achievement of both financial and performance components. Notwithstanding the foregoing, to be eligible for a bonus, an executive must achieve a rating of “meets expectations” or higher on his or her annual performance review. In 2005, the financial component consisted of a minimum to maximum target range for our 2005 core net income, which is the Company’s net income excluding the non-cash mark to market gains or losses on the Company’s interest rate swap and cap agreements. The performance component consists of the level of achievement by the EICP participant of certain critical objectives, which generally encompass business initiatives for the year, established and approved by the Compensation Committee. For 2005, the receipt of any bonus under the EICP by the participant was contingent upon the achievement of the minimum core net income target. If the minimum core net income target was achieved, the participant’s preliminary bonus amount is prorated based upon our actual core net income. This prorated bonus amount may be reduced, but may not be increased, based on the level of achievement by the participant of his or her critical objectives. Certain participants, whose position is not specifically tied to production, secondary marketing, or portfolio, also have a bonus based on core net income and performance objectives. However, for these executives, which included Ms. Harkness, achievement of core net income targets represents only a portion of the potential bonus payment and the performance objectives represent an additional portion to be added to the potential bonus payment. All executive bonuses were paid based on the achievement of core net income targets and their individual performance of specific performance objectives.

Long-Term Incentive Compensation.   In fiscal 2005, long-term performance-based compensation of executive officers took the form of stock option awards with dividend equivalent rights and performance shares. In determining the size of stock option grants and performance shares to executive officers, the Compensation Committee considers  the value of total direct compensation for comparable positions in comparable companies, Company and individual performance for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix. All stock options granted by the Company during fiscal 2005 were granted as non-qualified stock options with accompanying dividend equivalent rights with an exercise price equal to the closing price of the common stock on the date of grant and, accordingly, will have value only if the market price of the common stock increases after that date. The stock options granted to the executive officers cliff vest after four years. During that time, the dividend equivalents accrue as phantom stock and are paid out in cash upon the vesting of the options. In addition to the award of options to executives, the Compensation Committee granted performance shares to the executive officers. The Performance period for the 2005 performance share award is April 1, 2005 to December 31, 2006, and if awarded, the performance shares vest over an additional two-year period. The number of performance shares that may be earned is based on return on equity values for the defined performance period. See the tables titled “Option Grants in Last Fiscal Year” and “Long-Term Incentive Plans—Awards in Last Fiscal Year” for the awards to the Named Executive Officers.

Senior Manager Incentive and Retention Bonus Plan.   In July 2002, the Company’s predecessor, adopted an employee incentive and retention bonus plan for eligible senior managers (the “Senior Manager Incentive and Retention Bonus Plan”) to provide incentives to certain senior managers of the Company to remain with the Company over time, to continue to contribute to the success of the Company, and to provide additional incentive compensation to these senior managers in connection with a change of control transaction. Under the Senior Manager Incentive and Retention Bonus Plan, the board awarded to the participants a long-term incentive bonus to be earned in June of 2005 and 2006 (and for one officer in 2007) provided: (i) the executive is an employee of the Company in good standing, except in the case of normal retirement, death or disability at the time the incentive bonus is earned, (ii) the executive has not been terminated for cause prior to the date the incentive bonus has been earned, or (iii) the executive has not terminated his employment with the Company voluntarily without good reason prior to the date the incentive bonus has been earned. In addition, the bonuses could be paid earlier in the event of a change of control, if certain other circumstances were to occur. The Company does not plan to grant any future awards under the Senior Manager Incentive and Retention Bonus Plan. See the section titled “Employment Agreements” for the incentive bonuses paid in 2005 and potentially to be paid to the Named Executive Officers in 2006.

Compensation of the President and Chief Executive Officer

Base Salary.   In fiscal 2005, Mr. Sonnenfeld’s annualized base salary, which was determined in accordance with the factors described above for all executive officers, was $415,000.

Annual Incentive Bonus.   Under the EICP in effect during fiscal 2005, the maximum bonus for which Mr. Sonnenfeld was eligible was based on the specified objective performance goal recommended by the Compensation Committee for the fiscal year. In fiscal 2005, core net income was the objective performance measure upon which the objective performance goal was based. The maximum bonus for which Mr. Sonnenfeld was eligible pursuant to the EICP was approximately $830,000, or 200% of his base salary, in the event that he achieved the specific performance goals. Based on the core net income achieved and Mr. Sonnenfeld’s performance in 2005, Fieldstone paid Mr. Sonnenfeld a bonus of $200,000.

Long-Term Incentive Compensation.   On May 6, 2005, Mr. Sonnenfeld was granted a non-qualified stock option with dividend equivalent rights to purchase 30,000 shares. On June 22, 2005, Mr. Sonnenfeld was awarded 18,000 performance shares. These grants, like the stock options and performance shares granted to the other executive officers on the same dates, are discussed more fully above and under the tables titled “Option Grants in Last Fiscal Year” and “Long-Term Incentive Plans—Awards in Last Fiscal Year.”

Senior Manager Incentive and Retention Bonus Plan.   In 2005, Mr. Sonnenfeld also received an incentive bonus of $300,000 in accordance with the Senior Manager Incentive and Retention Bonus Plan described earlier.

Executive Share Retention and Ownership Guidelines

The Compensation Committee believes that the President and Chief Executive Officer, the executive officers and other senior officers should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with our stockholders, our Board of Directors has adopted ownership guidelines for these individuals. Under these guidelines, the President and Chief Executive Officer, the executive officers, as designated by the Chief Executive Officer for these purposes, and other senior management, which comprises of senior vice presidents not designated as executive officers for these purposes, are expected to retain 60% of the net, after tax value of shares realized under equity-based compensation awards, until they achieve and continue to maintain a significant ownership position, expressed as a multiple of salary as follows:

President and Chief Executive Officer	5 times salary
Executive Officers	3 times salary
Senior Management	2 times salary

The Compensation Committee periodically reviews share ownership levels of each person subject to these guidelines.

Compensation Deductibility Policy.   Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Submitted by the Compensation Committee:
Jeffrey R. Springer, Chair
Thomas D. Eckert
David S. Engelman

Compensation Committee Interlocks and Insider Participation

The following directors served on the Compensation Committee of our Board of Directors during 2005: Jeffrey R. Springer, Thomas D. Eckert, David S. Engelman and Celia V. Martin. Ms. Martin ceased serving on the Committee in August 2005, at which time Mr. Eckert began serving on the Committee. None of these individuals was or ever has been an employee of Fieldstone or any of our subsidiaries. During fiscal 2005, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Fieldstone served. Ms. Martin is a former co-founder and employee of Friedman, Billings, Ramsey & Co., Inc. (“FBR”). FBR served as initial purchaser and placement agent in connection with Fieldstone’s private equity offering in November 2003, and FBR, together with its affiliated entities, beneficially owns 7.42% of the outstanding common stock of Fieldstone as reported in its Schedule 13G/A filing with the SEC on February 14, 2006. Ms. Martin currently serves as a non-paid consultant to FBR, assisting exclusively with philanthropic efforts.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed our audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm during the year 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards—AU Section 380), as may be modified or supplemented.

The Audit Committee has received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with Deloitte their independence. Based on its review of the written disclosures and the letter regarding Deloitte’s independence and its discussions with Deloitte, the Audit Committee has determined that Deloitte’s provision to us of various non-audit services for the year 2005 is compatible with maintaining its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, and be filed with the SEC. The Audit Committee also appointed Deloitte to serve as our independent registered public accounting firm for the year 2006.

Submitted by the Audit Committee:

Jonathan E. Michael, Chair
Celia V. Martin
David A. Schoenholz

Performance Graph

The following graph shows a comparison of cumulative total returns for an investment in the common stock of Fieldstone, the NASDAQ Composite Index, National Association of Real Estate Investment Trusts, Inc. (NAREIT) Mortgage REIT Index and the Fieldstone Peer Group, which consists of the following publicly traded mortgage REITs: Aames Investment Corporation, Accredited Home Lenders Co., ECC Capital Corporation, Impac Mortgage Holdings, Inc., New Century Financial Corporation, Novastar Financial, Inc., and Saxon Capital, Inc. The total returns reflect stock price appreciation and the reinvestment of dividends for Fieldstone common stock and for each of the comparative indices. This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fieldstone under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Comparison of 11 Month Cumulative Total Return*

* $100 invested on 2/3/05 in stock or on 1/31/05 in index—including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Returns
	2/3/05	3/05	6/05	9/05	12/05
Fieldstone Investment Corporation	100.00	85.41	87.88	73.62	82.01
NASDAQ Stock Market (U.S. & Foreign)	100.00	101.10	100.07	114.17	121.24
NAREIT Mortgage REIT Index	100.00	89.82	95.30	79.32	79.08
Fieldstone Peer Group	100.00	84.71	94.27	68.38	71.33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Surety Bonds.   To receive a mortgage license in certain states, we are required to post a surety bond with that state. An affiliate of RLI Corp., a specialty insurance broker, has provided us with these surety bonds in the past. In 2005, we paid $90,058 in insurance premiums on these surety bonds to an affiliate of RLI Corp. Mr. Michael, a director of Fieldstone, is the President and Chief Executive Officer of RLI Corp.

Voting Agreement.   On October 28, 2004, we entered into a voting agreement with Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) pursuant to which FBR Group will vote all of the shares of common stock held by FBR Group in excess of 3% of the outstanding shares of our common stock in the same proportion that our other stockholders vote their shares of common stock with respect to any proposal submitted to the stockholders for a vote. The voting agreement shall remain in place until FBR Group no longer owns any shares of common stock.

Engagement Letter.   In connection with the closing of the 144A Offering, we entered an agreement to use Friedman, Billings, Ramsey & Co., Inc. (“FBR”) to provide a wide variety of financial advisory, lead underwriting and other investment banking services for three years on agreed economic terms. We did not use FBR’s services or compensate FBR under the terms of that agreement. On October 28, 2004, we replaced our original agreement with FBR with an amended and restated agreement in which we agreed to use FBR as a co-managing underwriter or co-placement agent and sole book runner in any public or private offering of our equity securities through November 14, 2005. We did not use FBR’s services or compensate FBR under the terms of that agreement. The amended and restated agreement does not commit us to use FBR for any other financial advisory or investment banking services and does not commit us to compensate FBR for its services in an equity offering other than as we mutually agree at the time of any such transaction.

STOCKHOLDER PROPOSALS

In accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, our Corporate Secretary must receive written notification of any proposal that a stockholder submits for inclusion in our proxy statement and proxy for the 2007 Annual Meeting of Stockholders by January 4, 2007. As set forth in Rule 14a-8, such written notice must set forth (i) the name and address of the stockholder delivering the notice; (ii) a statement with respect to the amount of our stock beneficially and/or legally owned by such stockholder; (iii) the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder; and (iv) a description in reasonable detail of the proposed business to be brought before the meeting, the reason for conducting the business at the meeting, and any material interest of the stockholder in such matter.

Pursuant to the advance notice provisions of our bylaws (Article I, Section 2 and Article II, Section 3), we must receive notice of a nominee to our Board of Directors or any other matter (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) that stockholders wish to raise at the 2007 Annual Meeting of Stockholders no earlier than January 4, 2007 and not later than February 3, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder approval at the Annual Meeting. If other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, however, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

If you share the same last name or address with other holders of our common stock and would prefer to receive a single copy of our Annual Report and Proxy Statement, please notify us in writing at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Investor Relations. If your shares are held in street name, please contact your broker or bank to make this request.

APPENDIX A

FIELDSTONE INVESTMENT CORPORATION

AUDIT COMMITTEE CHARTER

I.   Purpose

The primary purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Fieldstone Investment Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee shall (1) be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, (2) pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of State law) and non-audit services provided to the Company by the independent auditor, (3) prepare the audit committee report required by the Securities and Exchange Commission’s proxy rules to be included in the Company’s annual proxy statement, (4) provide an avenue of communication among the outside auditors, management and the Board, and (5) assist Board oversight of (a) the integrity of the Company’s financial statements, financial reporting process and system of internal accounting and financial controls, (b) the independent auditor’s qualifications and independence, and (c) the performance of the Company’s independent auditors and internal audit function. The Audit Committee shall also constitute a Qualified Legal Compliance Committee pursuant to 17 C.F.R. 205.2(k).

II.   Composition

The Audit Committee shall be comprised of at least three directors of the Company, each of whom the Board has determined has no material relationship with the Company and each of whom (i) is  “independent” under the rules of (A) The NASDAQ Stock Market, Inc., pursuant to NASDAQ Rule 4350(d), and (B) the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication. No member of the Committee must have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three-year period prior to his/her commencement of service on the Committee.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous services would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed annually by the Board based on nominations recommended by the Company’s Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.   Compensation of Members

Compensation for service on the Audit Committee shall be limited to fees and regulations of the SEC promulgated thereunder and the rules and regulations of The NASDAQ Stock Market, Inc. No member of the Audit Committee may accept any consulting, advisory or other compensatory fee from the Company other than for Board or Audit Committee service, nor may any member of the Audit Committee be an affiliate of the Company.

IV.   Meetings

The Audit Committee shall designate one member of the Committee as its chairperson. The Chairperson shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Audit Committee to the Board. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to review and discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately, at least quarterly, with management, the director of the internal auditing department and the independent auditors to review and discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Committee shall meet in executive session at least twice a year. The Audit Committee may request any officer or employee of the Company or the Company’s internal or outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

V.   Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.   Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of:

1.     Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.     Compensation of any advisors employed by the Audit Committee; and

3.     Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall have direct access to management, internal staff, the independent auditor, the corporate compliance staff and the Company’s internal and outside legal counsel, both at meetings and otherwise.

VII.   Responsibilities and Duties

In furtherance of its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable legal and regulatory requirements.

VIII.   Committee Duties and Responsibilities

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

A.    With respect to the independent auditors:

1.      to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

2.      to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

3.      to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

4.      to ensure that the independent auditors prepare and deliver annually a  formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take or recommend that the full board take appropriate action to oversee the independence of the independent auditor.;

5.      to obtain from the independent auditors in connection with any audit, a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

6.      to review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner and other senior members of the independent auditors;

7.      to review and discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

8.      to review and approve all related party transactions of the Company; and

9.      to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditor’s qualifications, performance and independence;

B.     With respect to the internal auditing department,

1.      to review the appointment and replacement of the director of the internal auditing department; and

2.      to advise the director of the internal auditing department that he or she is expected to report directly to the Audit Committee and provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

C.     With respect to accounting principles and policies, financial reporting and internal audit control over financial reporting;

1.      to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

2.      to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards, including reports and communications related to:

•        deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•        consideration of fraud in a financial statement audit;

•        detection of illegal acts;

•        the independent auditors’ responsibility under generally accepted auditing standards;

•        any restriction on audit scope;

•        significant accounting policies;

•        significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•        management judgments and accounting estimates;

•        any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•        the responsibility of the independent auditors for other information in documents containing audited financial statements;

•        disagreements with management;

•        consultation by management with other accountants;

•        major issues discussed with management prior to retention of the independent auditors;

•        difficulties encountered with management in performing the audit;

•        the independent auditors’ judgments about the quality of the entity’s accounting principles;

•        reviews of interim financial information conducted by the independent auditors; and

•        the responsibilities, budget and staffing of the Company’s internal audit function;

3.      to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•        to review and discuss the scope of the annual audit;

•        to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        to review and discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•        to review and discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on the activities or access to requested information and any significant disagreements with management;

•        to review and discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company; and

•        to review and discuss, as appropriate (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

4.      to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information , and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

5.      to review and discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to review and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.      to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.      to review and discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business or compliance policies, including material notices to or inquires received from governmental agencies, which matters shall be formally presented to the Committee from time to time by the General Counsel;

8.      to review and discuss the type and presentation of information to be included in earnings press releases;

9.      to review and discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

10.   to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, internal accounting controls or auditing matters;

11.   to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise;

12.   to establish hiring policies for employees or former employees of the independent auditors;

D.    With respect to reporting and recommendations,

1.      to prepare any report or disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2.      to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board;

3.      to report its activities to the full Board on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

4.      to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

E.     Investigations and Other Actions

1.      conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, and

2.      perform such other functions as may be required by applicable laws, rules and regulations and the Company’s Articles of Incorporation or Bylaws, or by the Board.

IX.   Limitation of Audit Committee’s Role

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of management, auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or to implement procedures or to set auditor independence standards. Additionally, while it is not the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Audit Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties hereunder.

X.   Responsibility of Management and Independent Auditors to the Audit Committee

It is the responsibility of the management of the Company and/or the independent auditor to bring appropriate matters to the attention of the Audit Committee, and to keep the Audit Committee informed of matters which the management of the Company or the independent auditor believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors:  (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

To the fullest extent permissible under applicable law, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Audit Committee by any of the Company’s officers, employees, or committees, the independent auditor, the internal auditing department or any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Audit Committee may consider and act upon from time to time, and the members of the Audit Committee in their judgment may determine the relevance thereof and the attention such items shall receive in any particular context.

Adopted by the Board of Directors on May 4, 2004.

Amended by the Board of Directors on May 3, 2005.

Form of Proxy Card

ANNUAL MEETING OF STOCKHOLDERS OF

FIELDSTONE INVESTMENT CORPORATION

June 1, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL 1. To elect as directors the following nominees:			PROPOSAL 2. To ratify the appointment of Deloitte & Touche LLP as Fieldstone’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	FOR	AGAINST	ABSTAIN
				☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES	NOMINEES:
Thomas D. Eckert
	withhold authority for all nominees	David S. Engelman
		Celia V. Martin	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	for all except (See instructions below)	Jonathan E. Michael
		David A. Schoenholz	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
		Michael J. Sonnenfeld	PROMPTLY IN THE ENCLOSED ENVELOPE.
Jeffrey R. Springer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIELDSTONE INVESTMENT CORPORATION

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders of Fieldstone Investment Corporation to be held on Thursday, June 1, 2006 at 8:30 a.m., Eastern Time, and the Proxy Statement, and appoints Michael J. Sonnenfeld and Nayan V. Kisnadwala, or either of them, the proxy of the undersigned, with full power of substitution, to attend the Annual Meeting, and any adjournment thereof, and to vote on the matters indicated, all the shares of Common Stock of Fieldstone Investment Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

TO BE SIGNED AND DATED ON REVERSE SIDE
SEE REVERSE SIDE		SEE REVERSE SIDE